Exhibit 10.101
TERMINATION AND SETTLEMENT AGREEMENT

This TERMINATION AND SETTLEMENT AGREEMENT (this “Agreement”) is entered into as a deed as of 16 February 2024 (the “Effective Date”), by and between Gavi Alliance, an independent non-profit foundation within the meaning of Articles 80 to 89 of the Swiss Civil Code with a registered office at Chemin du Pommier 40, 1218 Le Grand-Saconnex, Geneva, Switzerland (“Gavi”) and Novavax, Inc., an entity organized and doing business under the laws of Delaware, which maintains its headquarters at 700 Quince Orchard Road, Gaithersburg, MD 20878, U.S.A. (“Novavax”). Each of Gavi and Novavax are sometimes referred to herein individually as a “Party” and together as the “Parties.”

WHEREAS, the Parties entered into an Advance Purchase Agreement dated May 5, 2021 relating to the supply of Novavax’s vaccine against SARS-CoV-2 for the prevention of COVID-19 that incorporates NVX-CoV2373 (the “APA”);
WHEREAS, Novavax purported to terminate the APA for Gavi’s alleged material breach in a letter dated November 16, 2022, and Gavi responded on November 22, 2022 disputing Novavax’s allegation of material breach and itself alleging a material breach by Novavax for which Gavi purported to terminate the APA (collectively, the “November Letters”);
WHEREAS, Gavi provided formal notice on December 2, 2022 under Clause 14.1 of the APA that, in view of the November Letters, a dispute under the APA had arisen, and after additional negotiation between the Parties, Gavi initiated arbitration proceedings against Novavax on January 24, 2023 (ICC Arbitration Case No. 27537/PAR, the “Arbitration”);
WHEREAS, the Parties have agreed: (a) to settle the Arbitration and any and all other disputes or claims arising out of or in connection with the APA, as further contemplated in this Agreement; (b) to terminate the APA, notwithstanding any allegation, term, or statement set forth in the November Letters, the Arbitration, or otherwise; and (c) to provide an opportunity for a continued business relationship between the Parties to advance their shared mission to distribute life-saving vaccines; in each case ((a) – (c)), in accordance with the terms set forth herein; and
WHEREAS, Novavax desires to grant, and Gavi desires to receive, a security interest in the Secured Accounts Receivable (as defined below) to secure Novavax’s obligations under this Agreement.
NOW THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein, the Parties agree as follows:
1.Defined Terms. Capitalized terms that are used in this Agreement have the meaning set forth in this Section 1 (Defined Terms):
(a)“Actions” has the meaning set forth in Section 10(a) (Release by Novavax).
(b)“Additional Vaccine Credit” has the meaning set forth in Section 4(k) (Additional Vaccine Credit).
(c)“Affiliate” means with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person.
(d)“Agreed Discrepancy” has the meaning set forth in Section 4(l) (Disputed Qualifying Sales).
(e)“Agreement” has the meaning set forth in the Preamble.
(f)“Alleged Discrepancy” has the meaning set forth in Section 4(l) (Disputed Qualifying Sales).

(g)“APA” has the meaning set forth in the Preamble.
(h)“Arbitration” has the meaning set forth in the Preamble.
(i)“AMC92” means the countries set forth in Exhibit A (AMC92 Countries), as may be amended [***] by notice from Gavi to Novavax, which notice may:
(i) remove from Exhibit A any country that is not designated by the World Bank in published data as a low-income country or a lower-middle income country; or
(ii) add to Exhibit A any country that is designated by the World Bank in published data as a low-income country or a lower-middle income country, whereupon the term “AMC92” shall mean the countries set forth in Exhibit A (AMC92 Countries), as so amended.
(j)“Business Day” means any day other than a Saturday or Sunday or a day which is a public holiday in Geneva, Switzerland or Maryland, USA.
(k)“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.
(l)“Calendar Year” means the 12-month period from January 1 to December 31, inclusive.
(m)“Collateral” has the meaning set forth in the Security Agreement.
(n)“Confidential Information” means any and all (i) information or material, including any documents, notes, analyses, studies, financial summaries, samples, drawings, diagrams, designs, flowcharts, databases, models and plans, that at any time on or after or prior to the First Payment Date has been or is provided or communicated by or on behalf of one Party (such Party in such capacity, the “Disclosing Party”) or any of its Representatives to the other Party (such Party in such capacity, the “Receiving Party”) or any of its Representatives in connection with this Agreement, the Arbitration or the APA, including any discussions or negotiations with respect thereto and any data, ideas, concepts or techniques contained therein and (ii) modifications thereof or derivations therefrom, including documents, memoranda, notes, studies and analyses prepared by the Receiving Party or its Representatives that contain, incorporate or are derived from the Disclosing Party’s Confidential Information, in each case, to the extent containing any information or material described in sub-section (i) above. Confidential Information may be disclosed either orally, visually, electronically, in writing, by delivery of materials containing Confidential Information or in any other form now known or hereafter invented.
(o)“Confirmatory Assignment” has the meaning set forth in Section 8 (Security Interest).
(p)“Control” and, with correlative meanings, the terms “Controlled by” and “under common Control with” mean: (i) the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise; or (ii) to own more than 50 per cent of the outstanding voting securities or other ownership interest of such Person.

(q)“COVAX Participant” means the AMC92 and all countries and economies set forth in Exhibit B (Self-Financing Participants);
(r)“Deferred Payment” has the meaning set forth in Section 4(h) (Deferred Payments).
(s)“Deferred Payment Term” means the period commencing on the Effective Date and expiring on December 31, 2028.
(t)“Disclosing Party” has the meaning set forth in Section 1(n) (“Confidential Information”).
(u)“Disputed Qualifying Sales Notice” has the meaning set forth in Section 4(l) (Disputed Qualifying Sales).
(v)“Disputed Qualifying Sales Response” has the meaning set forth in Section 4(l) (Disputed Qualifying Sales).
(w)“Dollar” or “$” means United States dollar.
(x)“Effective Date” has the meaning set forth in the Preamble.
(y)“Event of Default” has the meaning set forth in Section 6 (Events of Default).
(z)“Excess Qualifying Sales” has the meaning set forth in Section 4(j) (Excess Qualifying Sales).
(aa)“Expert” means a person having appropriate qualifications, practical experience in accounting or finance, and English-language skills to resolve a dispute arising between the Parties under Section 4(l) (Disputed Qualifying Sales), to be agreed by the Parties within [***] of receipt of a notice by one to the other requiring such agreement, or failing such agreement to be appointed on the application of either Party by the ICC International Centre for ADR in accordance with the ICC Rules for the Appointment of Experts and Neutrals.
(ab)“First Payment Date” means the date on which Gavi receives the Initial Settlement Payment in full. For the avoidance of doubt, although Section 4(b) (Initial Settlement Payment) stipulates a deadline by which Novavax is obliged to pay the Initial Settlement Payment, the First Payment Date may be a date after the expiry of such deadline, provided that Gavi has not exercised its right to terminate this Agreement in accordance with Section 12 (Termination) (in which case, the First Payment Date will never occur).
(ac)“Gavi” has the meaning set forth in the Preamble.
(ad)“Gavi Releasees” has the meaning set forth in Section 10(a) (Release by Novavax).
(ae)“Gavi Releasors” has the meaning set forth in Section 10(b) (Release by Gavi).
(af)“ICC” has the meaning set forth in Section 17(f) (Dispute Resolution).
(ag)“ICC Rules” has the meaning set forth in Section 17(f) (Dispute Resolution).

(ah)“Initial Settlement Payment” has the meaning set forth in Section 4(b) (Initial Settlement Payment).
(ai)“Intellectual Property Rights” means trade marks, service marks, rights in trade names, business names, logos and get-up and any goodwill attaching to the same, patents, rights in inventions, design rights, copyrights (including copyrights in software), database rights, rights in domain names and URLs, rights in Know-how, and all other similar rights in any part of the world including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations.
(aj)“Know-how” means industrial and commercial information and techniques, in each case, in any form, and that is not in the public domain, and including instruction, operational and training manuals, reports, drawings, tables of operating conditions, market forecasts, and lists and particulars of customers and suppliers.
(ak)“Liabilities” has the meaning set forth in Section 10(a) (Release by Novavax).
(al)“Novavax” has the meaning set forth in the Preamble.
(am)“Novavax AB” means Novavax AB, a private limited liability company organized and existing under the laws of Sweden having its principal place of business at Kungsgatan, 109 Uppsala, SE-753 18 Sweden.
(an)“Novavax Intercompany Agreements” means the Novavax Intercompany License Agreement and the Novavax Intercompany Services Agreement.
(ao)“Novavax Intercompany License Agreement” means [***].
(ap)“Novavax Intercompany Services Agreement” means [***].
(aq)“Novavax Releasees” has the meaning set forth in Section 10(b) (Release by Gavi).
(ar)“Novavax Releasors” has the meaning set forth in Section 10(a) (Release by Novavax).
(as)“November Letters” has the meaning set forth in the Preamble.
(at)“PAHO” means the Pan American Health Organization, the specialized international health agency for the Americas.
(au)“Parties” has the meaning set forth in the Preamble.
(av)“Party” has the meaning set forth in the Preamble.
(aw)“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.
(ax)“Qualifying Sales” means all sales of Vaccine by Novavax or a Third Party Acquiror or their Affiliates during the Deferred Payment Term under purchase orders placed by

UNICEF or PAHO on behalf of any AMC92 country, to the extent such sale is funded by Gavi (or would have been funded by Gavi, in the absence of the Yearly Vaccine Credit and Additional Vaccine Credit). A Qualifying Sale shall be deemed to have occurred on the date on which [***] in accordance with the terms of the procurement agreement applicable to the sale of such Vaccine. For the purposes of calculating the value of Qualifying Sales under this Agreement, the per-dose Vaccine price in any AMC92 country will be the actual contract price of the sale agreed between, on the one hand, Novavax (or its Third Party Acquiror, or their Affiliates, as applicable) and, on the other hand, the purchaser thereof.
(ay)“Qualifying Sales Notice” means a report setting out the number and value of Qualifying Sales made in the previous Calendar Quarter, together with the purchase order numbers pursuant to which such Qualifying Sales were made, in the form set forth in Schedule 1(yy) (Documentation for Qualifying Sales Notice).
(az)“Receiving Party” has the meaning set forth in Section 1(n) (Confidential Information).
(ba)“Rejection Date” has the meaning set forth in Section 4(m) (Restoration of Credit).
(bb)“Remaining Payments” means, as of a reference date, the Settlement Amount minus any cash payments (including the Initial Settlement Payment and Deferred Payments) received by Gavi in accordance with this Agreement and Qualifying Sales that have been applied to reduce any Deferred Payment in accordance with this Agreement (and that are not the subject of an unresolved Disputed Qualifying Sales Notice), in each case as of such date.
(bc)“Representatives” means, with respect to any Person, such Person’s attorneys, accountants and other experts and advisers that are not Affiliates.
(bd)“Restored Amount” has the meaning set forth in Section 4(m) (Restoration of Credit).
(be)“Secured Accounts Receivable” has the meaning set forth in Section 8 (Security Interest).
(bf)“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
(bg)“Security Agreement” has the meaning set forth in Section 8 (Security Interest).
(bh)“Security Interest” has the meaning set forth in the Security Agreement.
(bi)“Serum” means the Serum Institute of India Pvt. Ltd.
(bj)“Serum License and Supply Agreement” means the License and Supply Agreement dated as of March 10, 2020, by and between Novavax AB and Serum, including any amendments, supplements or extensions to such agreement, including the assignment and transfer by Novavax AB of all of its rights and liabilities thereunder and delegation of its obligations thereunder, in each case, to Novavax.
(bk)“Settlement Amount” has the meaning set forth in Section 4(a) (Settlement Amount).

(bl)“Settlement Documents” means this Agreement, the Security Agreement, and the Confirmatory Assignment.
(bm)“Solvency-Related Event” means the occurrence of any of the following: (a) any Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, suspension of payments, moratorium of any indebtedness, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Party or for any substantial part of its property, including, for the avoidance of doubt, the filing of any voluntary or involuntary case under the US Bankruptcy Code with respect to a Party, (ii) shall make a general assignment for the benefit of creditors, or (iii) shall take any action to authorize or effect any of the actions set forth above in this subsection (a); or (b) any proceeding shall be instituted against any Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, suspension of payments, moratorium of any indebtedness, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Party or for any substantial part of its property, provided that any such proceeding is not a frivolous or vexatious proceeding and is not discharged, dismissed or stayed within [***] of commencement.
(bn)“Third Party Acquiror” means a Third Party that acquires:
(i) Novavax; or
(ii) substantially all of the assets of Novavax or its Affiliates relating to vaccine products that were owned or controlled by Novavax or its Affiliates immediately prior to the date of such acquisition.
For the purposes of this definition, “owned or controlled” by a company means that company is the seller of a particular vaccine product and books the sale of such product.
(bo)“Third Party” means any Person other than a Party or its Affiliates.
(bp)“Transfer Agreement” has the meaning set forth in Section 9 (Transfer of Serum License and Supply Agreement).
(bq)“UNICEF” means the United Nations Children’s Fund.
(br)“US Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. 101 et seq.
(bs)“Vaccine” means any vaccine product that is owned or controlled by:
(i)Novavax;
(ii)any Affiliate of Novavax;
(iii)(subject to the proviso below) a Third Party Acquiror; or
(iv)(subject to the proviso below) any Affiliate of a Third Party Acquiror,

in each case ((i) to (iv)), including any product: (A) incorporating NVX-CoV2373 or any updated or improved version thereof or any other vaccine product against a variant of SARS-CoV2; or (B) co-packaged or sold either as a single fixed dose/unit or as separate doses/units in a single package for co-administration either simultaneously or sequentially, in either case, with NVX-CoV2373 or any update or improved version thereof or any other vaccine product against a variant of SARS-CoV2, such as a COVID-19/flu combination vaccine.
Notwithstanding the foregoing, a vaccine product that is owned or controlled by a Third Party Acquiror or any Affiliate of a Third Party Acquiror will be deemed a Vaccine hereunder only if:
(i) it was owned or controlled by Novavax or its Affiliates immediately prior to the date of such acquisition; or
(ii) it:
    a. is owned or controlled by (a) Novavax; or (b) Novavax’s Affiliates (including Affiliates that become Affiliates of Novavax as a result of such acquisition); or (c) a Third Party Acquiror; or (d) a Third Party Acquiror’s Affiliates, in each case ((a) to (d)) on or after the date of such acquisition; and
    b. incorporates or makes use of the proprietary adjuvant technology belonging to Novavax or its Affiliates immediately before such acquisition, as such technology existed as of the date of such acquisition.
For the purposes of this definition, “owned or controlled” by a company means that company is the seller of a particular vaccine product and books the sale of such product.
(bt)“Voidable Transfer” has the meaning set forth in Section 17(g) (No Avoidance of Settlement Amount).
(bu)“Yearly Vaccine Credit” has the meaning set forth in Section 4(d) (Yearly Vaccine Credit).
2.Secretary’s Certificate. On or prior to the Effective Date, Gavi shall have received a certificate, signed on behalf of Novavax by its corporate secretary, and on behalf of Novavax AB by its Managing Director in the form set forth in Schedule 2 (Form of Secretary’s Certificate), which will be delivered with the attachments referenced therein.
3.Termination of the APA. The Parties hereby acknowledge and agree that, on the First Payment Date, and notwithstanding their respective positions in the Arbitration, the APA will be terminated in its entirety. With effect on and after the First Payment Date: (i) neither Party will have any further rights or obligations under the APA; and (ii) no provisions of the APA survive termination of the APA.
4.Payments.
(a)Settlement Amount. Novavax hereby agrees to pay Gavi an aggregate amount of $475,000,000 (the “Settlement Amount”) in immediately available funds in full and final settlement of the Arbitration and any and all other disputes or claims arising out of or in connection with the APA, which amounts shall be payable in installments as follows: (i) the Initial Settlement Payment as set forth in Section 4(b) (Initial Settlement

Payment); and (ii) the Deferred Payments as set forth in Section 4(h) (Deferred Payments), subject to reduction for Qualifying Sales made during the Deferred Payment Term in accordance with this Section 4 (Payments).
(b)Initial Settlement Payment. By no later than [***] after the Effective Date, Novavax will pay Gavi a non-refundable payment in immediately available funds of $75,000,000 (the “Initial Settlement Payment”) by wire transfer in accordance with the following wire instructions:
[***]

(c)Payment Details. Save where otherwise expressly set forth in this Agreement, all payments due from Novavax to Gavi in accordance with this Agreement shall be made by wire transfer, in immediately available funds, in accordance with the wire instructions set forth in Section 4(b) (Initial Settlement Payment), or such other wire instructions as may be notified in writing by Gavi to Novavax no less than [***] prior to the date on which such Deferred Payment falls due.
(d)Yearly Vaccine Credit. As of the date hereof, Novavax agrees to grant to Gavi five credits of $80,000,000, one for each of the five Calendar Years of the Deferred Payment Term (each such Calendar Year credit, a “Yearly Vaccine Credit”) (for a total of $400,000,000 in Yearly Vaccine Credits) to be applied against any Qualifying Sales during the applicable Calendar Year. Each Yearly Vaccine Credit, and Gavi’s right to apply such credit against any Qualifying Sales, will expire upon the expiration of the applicable Calendar Year for such Yearly Vaccine Credit, regardless of the amount of Yearly Vaccine Credit then remaining. For clarity, Novavax shall release (or shall cause any applicable selling Third Party Acquiror or their Affiliates to release) Gavi (or, at Gavi’s direction, UNICEF or PAHO) irrevocably from any obligation they may otherwise have to pay in cash for Qualifying Sales of Vaccine, up to the value of the Yearly Vaccine Credit remaining in the applicable Calendar Year after reductions have been applied in accordance with Section 4(f) (Reduction of Yearly Vaccine Credit), plus any remaining Additional Vaccine Credit as provided in Section 4(k) (Additional Vaccine Credit).
(e)Amendment of Procurement Terms. Novavax agrees that, upon the request of UNICEF or PAHO (as applicable), it shall agree (or, if applicable, shall cause any relevant Third Party Acquiror or Affiliate to agree) to such amendments or additions to the terms of any existing or future agreement (but excluding any agreed purchase order under any such agreement) to which UNICEF or PAHO is a counterparty for the procurement of Vaccine as may be necessary or reasonable to enable UNICEF or PAHO to obtain full benefit from the Yearly Vaccine Credit (including by extending UNICEF or PAHO’s deadline to pay Novavax (or applicable Third Party Acquiror or Affiliate) for Vaccine such that UNICEF or PAHO is not required to pay Novavax (or applicable Third Party Acquiror or Affiliate) prior to the time when Novavax would recognize a Qualifying Sale and Gavi would be entitled to the corresponding Yearly Vaccine Credit or Additional Vaccine Credit (as applicable) in accordance with this Agreement).
(f)Reduction of Yearly Vaccine Credit. Subject to Section 4(m) (Restoration of Credit), the total amount of the Yearly Vaccine Credit for an applicable Calendar Year will be reduced on a Dollar-for-Dollar basis for such Calendar Year upon the occurrence, and in the amount, of each of: (i) Novavax’s cash payment of each Deferred Payment in accordance with Section 4(h) (Deferred Payments); and (ii) Qualifying Sales evidenced by Gavi’s receipt of a Qualifying Sales Notice. The Yearly Vaccine Credit in any given Calendar Year shall not be reduced to an amount less than zero.
(g)No Purchase Obligation; No Sale Obligation. Neither Gavi, nor any Person entitled to benefit from the Yearly Vaccine Credit and Additional Vaccine Credit, is under any obligation, at any time, to purchase any doses of Vaccines or to fund any purchase of Vaccines pursuant to this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, Gavi acknowledges and agrees that Novavax has the sole right to set the price per dose for Vaccines it offers to supply to UNICEF or PAHO. Nothing in this Agreement obliges Novavax, at any time, to sell doses to UNICEF or PAHO at any price below the price offered by Novavax in a tender offer to UNICEF or PAHO, as applicable.
(h)Deferred Payments. Prior to the expiration of the Deferred Payment Term, Novavax will pay Gavi an amount equal to $400,000,000 in immediately available funds, divided into equal annual amounts of $80,000,000 each Calendar Year of the Deferred Payment Term, payable in quarterly installments for each Calendar Quarter during the Deferred Payment Term in the amounts set forth in Schedule 4(h) (Deferred Payment Schedule) (each such payment, a “Deferred Payment”). No later than [***] after the end of each Calendar Quarter, Novavax will: (i) provide Gavi with a complete and accurate Qualifying Sales Notice for all Qualifying Sales in such Calendar Quarter; and (ii) subject to Section 4(i) (Deferred Payment Reductions), pay the Deferred Payment for such Calendar Quarter to Gavi in such amount as set forth in Schedule 4(h) (Deferred Payment Schedule).
(i)Deferred Payment Reductions. Notwithstanding Section 4(h) (Deferred Payments), the Deferred Payment amount that Novavax is obligated to pay Gavi with respect to a Calendar Quarter (as set forth in Schedule 4(h) (Deferred Payment Schedule)) will be reduced, subject to Section 4(l) (Disputed Qualifying Sales) and Section 4(m) (Restoration of Credit), on a Dollar-for-Dollar basis by: (i) the value of the Qualifying Sales made in such Calendar Quarter as evidenced by a Qualifying Sales Notice; and (ii) any Excess Qualifying Sales that are applied to reduce the amount of such Deferred Payment pursuant to Section 4(j) (Excess Qualifying Sales); provided that no Deferred Payment will be less than zero.
(j)Excess Qualifying Sales. If the amount of all Qualifying Sales in a Calendar Quarter, as evidenced by a Qualifying Sales Notice, exceeds the Deferred Payment amount for such Calendar Quarter (the amount of such excess, if any, being the “Excess Qualifying Sales”), then Novavax may carry forward such Excess Qualifying Sales and apply them on a Dollar-for-Dollar basis against any Deferred Payment due in the same Calendar Year as such Calendar Quarter. For the avoidance of doubt, any such Excess Qualifying Sales may not be applied against Deferred Payments in any Calendar Year other than the Calendar Year in which such Qualifying Sales occurred.
(k)Additional Vaccine Credit. As of the date hereof, Novavax agrees to grant to Gavi a credit of $225,000,000 (the “Additional Vaccine Credit”) to be applied against any Qualifying Sales in any Calendar Year after the Yearly Vaccine Credit for such Calendar Year has been fully applied against Qualifying Sales in such Calendar Year. The total amount of the Additional Vaccine Credit will be reduced on a Dollar-for-Dollar basis by the amount of any Qualifying Sales it is applied against, evidenced by Gavi’s receipt of a Qualifying Sales Notice. The Additional Vaccine Credit will expire upon the expiration of the Deferred Payment Term, regardless of the amount of the Additional Vaccine Credit then remaining, provided that if Novavax (or its Affiliate) agrees to deliver Vaccines to UNICEF or PAHO, or under any agreement with UNICEF or PAHO, in the last Calendar Year of the Deferred Payment Term, but such Vaccines are actually delivered after the expiration of the Deferred Payment Term, then the Additional Vaccine Credit may be credited against Qualifying Sales for such Vaccines.
(l)Disputed Qualifying Sales.
(i)No later than [***] after Gavi’s receipt of a Qualifying Sales Notice in respect of a Calendar Quarter where the value of any Qualifying Sales specified therein has been applied against the Yearly Vaccine Credit in accordance with Section 4(f)

(Reduction of Yearly Vaccine Credit) or Additional Vaccine Credit in accordance with Section 4(k) (Additional Vaccine Credit), or in reduction of a Deferred Payment in accordance with Section 4(i) (Deferred Payment Reductions), if Gavi reasonably believes, acting in good faith, that the true value of the Qualifying Sales in that Calendar Quarter is less than the value of the Qualifying Sales specified in the corresponding Qualifying Sales Notice (such alleged difference in value, the “Alleged Discrepancy”), then Gavi may provide written notice to Novavax of the Alleged Discrepancy, such notice specifying in [***] detail Gavi’s basis for asserting there is an Alleged Discrepancy (such notice a “Disputed Qualifying Sales Notice”).
(ii)Novavax shall have a period of [***] after receipt of the Disputed Qualifying Sales Notice to provide Gavi with a [***] response (such response a “Disputed Qualifying Sales Response”): (a) confirming that Novavax agrees that the true value of the Qualifying Sales in the Calendar Quarter do not match the value of the Qualifying Sales specified in the corresponding Qualifying Sales Notice (the amount of any agreed discrepancy being an “Agreed Discrepancy”); or (b) if Novavax, reasonably believes, acting in good faith, that there is not an Alleged Discrepancy or that the actual discrepancy is less than the Alleged Discrepancy asserted by Gavi in its Disputed Qualifying Sales Notice, providing Gavi with Novavax’s basis for that belief in reasonable detail.
(iii)If Novavax does not provide Gavi with a Disputed Qualifying Sales Response within [***] after receipt of a Disputed Qualifying Sales Notice, then the Disputed Qualifying Sales Notice shall be final and binding on the Parties for all purposes, and the full amount of the Alleged Discrepancy specified in the Disputed Qualifying Sales Notice shall be treated from that date as an Agreed Discrepancy for the purposes of this Agreement.
(iv)If Novavax provides Gavi with a Disputed Qualifying Sales Response within [***] after receipt of a Disputed Qualifying Sales Notice where Novavax disputes the existence of some or all of the Alleged Discrepancy, then the Parties shall negotiate in good faith, for a period of [***] after Gavi’s receipt of such Disputed Qualifying Sales Response, regarding the amount (if any) of such discrepancy. If the Parties reach agreement as to the amount (if any) of such discrepancy within such [***] period, then the amount agreed shall be treated from the date of such agreement as an Agreed Discrepancy for the purposes of this Agreement.
(v)If the Parties are unable to reach agreement within [***] after Gavi’s receipt of such Disputed Qualifying Sales Response, then either Party may by written notice to the other require that the dispute be referred to an Expert and the procedure set out in Schedule 4(l) (Expert Determination Procedure) shall apply. The discrepancy (if any) determined by the Expert in accordance with Schedule 4(l) (Expert Determination Procedure) shall be treated as an Agreed Discrepancy from the date of the Expert’s determination for the purposes of this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, a Party’s dispute as to the adequacy of the information contained within a purported Disputed Qualifying Sales Notice or purported Disputed Qualifying Sales Response will not prevent or delay the other Party from referring a dispute to an Expert in accordance with this Section 4(l)(v).

(vi)In the event that there is an Agreed Discrepancy, there shall immediately be a corresponding restoration to the Yearly Vaccine Credit for the Calendar Year in which Novavax recorded such Qualifying Sale or the Additional Vaccine Credit, as applicable, in accordance with Section 4(m) (Restoration of Credit).
(m)Restoration of Credit. If either: (i) Novavax and a Vaccine customer agree, or it is finally determined through the applicable dispute resolution procedure for such Vaccine customer, that Vaccine delivered in a Qualifying Sale and applied against the Yearly Vaccine Credit in accordance with Section 4(f) (Reduction of Yearly Vaccine Credit) or Additional Vaccine Credit in accordance with Section 4(k) (Additional Vaccine Credit) was properly rejected by such customer and as a result such customer requested and was entitled to a refund by Novavax (rather than Novavax providing replacement Vaccine) (the date of such agreement or final determination, the “Rejection Date”); or (ii) there is an Agreed Discrepancy pursuant to Section 4(l) (Disputed Qualifying Sales), then, the Yearly Vaccine Credit for the Calendar Year in which Novavax recorded such Qualifying Sale for such rejected Vaccine or Agreed Discrepancy, or the Additional Vaccine Credit, as applicable, will be restored in the amount of such rejected Qualifying Sale or Agreed Discrepancy (the “Restored Amount”). If such Restored Amount was used to reduce one or more Deferred Payments in accordance with Section 4(i) (Deferred Payment Reductions) and there were no other Qualifying Sales in such Calendar Year that could be used to reduce the amount of the cash Deferred Payment in accordance with Section 4(j) (Excess Qualifying Sales) (including because the Calendar Year in which the Qualifying Sale was made has ended), then Novavax will pay Gavi such Restored Amount in cash within [***] after the Rejection Date or date of an Agreed Discrepancy (as applicable) that gave rise to the Restored Amount. For clarity, if a Vaccine customer receives replacement Vaccine for rejected Vaccine at no charge, then the Yearly Vaccine Credit or Additional Vaccine Credit used to purchase such rejected Vaccine will not be restored.
(n)Vaccine Purchases. Gavi will: (i) if requested to do so by written notice (provided [***]) from Novavax, inform UNICEF and PAHO annually in writing of the existence of the Yearly Vaccine Credit and Additional Vaccine Credit; (ii) provide a copy of each such written notice to Novavax; and (iii) not [***] influence UNICEF or any AMC92 country, or their employees, officials, or other representatives to (A) dissuade them from purchasing Vaccines or (B) alter the decision to purchase or procure Vaccines from Novavax, or the timing of Qualifying Sales, in each case (A) and (B), in a manner intended to reduce the amount of reductions to cash Deferred Payments pursuant to Section 4(i) (Deferred Payment Reductions). For the avoidance of doubt, Gavi will not be taken to [***] influence any of the foregoing Person(s) by reason of its sharing, in the ordinary course of its activities, data with such Person(s) regarding the characteristics of Vaccine(s) or other vaccine product(s), (including, data concerning vaccine presentations, pricing, indicative wastage rates, manufacturers, cold chain volume or handling).
(o)Examples. For example, and without limitation, the below chart sets forth example scenarios of how Qualifying Sales are applied against Deferred Payments owed to Gavi and the outstanding balance of the Yearly Vaccine Credit and Additional Vaccine Credit, with each example assuming that: (i) no Qualifying Sales are subject to Section 4(l) (Disputed Qualifying Sales) or Section 4(m) (Restoration of Credit); and (ii) save whether otherwise indicated, Qualifying Sales are spread evenly over each Calendar Quarter of the Deferred Payment Term:

Qualifying Sales	Deferred Payments made in cash by Novavax to Gavi	Total Yearly Vaccine Credits applied during Deferred Payment Term	Additional Vaccine Credit applied during Deferred Payment Term
$0 each Calendar Year during Deferred Payment Term	$80M each Calendar Year, with total of $400M paid in cash by end of Deferred Payment Term	$0M	$0M
$40M each Calendar Year during Deferred Payment Term	$40M each Calendar Year, with total of $200M paid in cash by end of Deferred Payment Term	$200M	$0M
$80M each Calendar Year during Deferred Payment Term	$0	$400M	$0M
$100M each Calendar Year during Deferred Payment Term	$0	$400M	$100M

$200M in one Calendar Year, and 0$ during all other Calendar Years	$320M	$80M (in one Calendar Year)	$120M (in one Calendar Year)
$100M in the final Calendar Quarter of 2024 and $0 subsequently
$5M, $10M, $25M in respect of the first, second and third Calendar Quarters of 2024, respectively; $0 in respect of the fourth Calendar Quarter of 2024
$80M in each of the Calendar Years 2025, 2026, 2027 and 2028, with a total of $320M paid in cash for these four Calendar Years
		$40M in 2024; $0 in each subsequent Calendar Year	$60M (in 2024)

(p)Waiver. Notwithstanding any provisions to the contrary contained in the APA or in any other written agreement or other arrangement between the Parties, but without prejudice to the Parties’ rights and remedies in respect of any breach of any Settlement Document or upon the occurrence of any Event of Default, the Parties expressly acknowledge and agree that, as of the First Payment Date, save for the amounts owed by Novavax under this Agreement and the Security Agreement; (i) no other amounts are owed by Novavax or Gavi under the APA or any other written agreement or other arrangement between the Parties; (ii) Novavax is not obligated to pay, and Gavi is not entitled to receive, any further amounts under the APA or any other written agreement or other arrangement between the Parties; (iii) Gavi is not obligated to pay, and Novavax is not entitled to receive, any amounts under the APA, this Agreement or any other written agreement or other arrangement between the Parties; and (iv) the Parties expressly waive any right to receive any other or additional payment under the APA or any other written agreement or other arrangement between the Parties.
(q)Prepayment of Entire Remaining Payments. Novavax may pay the entire amount of the Remaining Payments in cash at any time in its sole discretion, and upon the date of Gavi’s receipt of such payment in full together with any other amounts accrued or outstanding under this Agreement; (a) all unpaid Deferred Payments will be paid in full and (b) all Yearly Vaccine Credits unapplied as of such date will expire. The Security Agreement, and therefore also the Security Interest, will be terminated and of no further force and effect upon the date of Gavi’s receipt of such pre-payment in full of the Remaining Payments (together with any other amounts accrued or outstanding under this

Agreement) in accordance with this Section 4(q) (Prepayment of Entire Remaining Payments). For the avoidance of doubt, Novavax’s pre-payment of the Remaining Payments as contemplated by this Section 4(q) (Prepayment of Entire Remaining Payments) will have no effect on the Additional Vaccine Credit, which may continue to be applied to Qualifying Sales during the Deferred Payment Term and, for the purposes of Section 4(k) (Additional Vaccine Credit), the requirement that the Yearly Vaccine Credit for a Calendar Year be fully applied before Qualifying Sales may be applied against the Additional Vaccine Credit shall be disregarded.
5.Interest.
(a)If Novavax fails to pay when due any Deferred Payment or Restored Amount payable under this Agreement (including where such amounts become due by virtue of acceleration in accordance with Section 7 (Acceleration)), Novavax shall pay interest on such overdue sum from the date when such payment became due until the date of actual payment (whether before or after any judgment or award) at a rate per annum of [***]. Such interest shall accrue [***] and shall be compounded [***].
(b)For the purposes of this Section 5 (Interest):
(i)where a Restored Amount arises from an Agreed Discrepancy that was caused by Novavax’s negligence, fraud or willful misconduct, the payment shall be treated as overdue from the date on which the reduction to the relevant Deferred Payment occurred in accordance with Section 4(i) (Deferred Payment Reductions); and
(ii)where a Restored Amount arises for any other reason, the payment of the Restored Amount shall be treated as overdue from the date that is [***] after the Rejection Date or date of the Agreed Discrepancy (as applicable) that gave rise to the Restored Amount, in accordance with Section 4(m) (Restoration of Credit).
6.Events of Default. Each of the following shall be an “Event of Default” under this Agreement, unless explicitly waived by Gavi (and, for the avoidance of doubt, references to “Novavax” and “Novavax AB” in this Section 6 shall also include their respective successors and assigns):
(a)Novavax does not pay, within [***] of the due date thereof, any Deferred Payment or Restored Amount payable to Gavi pursuant to this Agreement, provided that such [***] period shall be tolled with respect to the amount (if any) of a Deferred Payment that is the subject of a non-frivolous, non-vexatious dispute, during the pendency of any dispute resolution procedure initiated by Novavax for resolution of such dispute in accordance with Section 17(f) (Dispute Resolution);
(b)Novavax breaches the covenant set forth in Section 13(e)(i), provided that: (i) the breach is not capable of remedy; or (ii) Novavax fails to remedy the breach within [***] of Gavi giving notice to Novavax of the breach;
(c)Novavax breaches the covenant set forth in Section 13(e)(vi), provided that: (i) the breach is not capable of remedy; or (ii) Novavax fails to remedy the breach within [***] of the earlier of: (x) Gavi giving notice to Novavax of the breach; and (y) Novavax becoming aware of the breach;
(d)Novavax or Novavax AB materially breaches an express provision of any of the Settlement Documents (other than a breach referred to in Sections 6(a), 6(b) or 6(c),

which shall give rise to an Event of Default in the circumstances set out in Sections 6(a), 6(b) or 6(c), respectively), which has or can reasonably be expected to have a material adverse effect on: (a) the validity, effectiveness, ranking or enforceability of the Security Interest; or (b) the Secured Accounts Receivable; or (c) the ability of Novavax to comply with its payment obligations under the Settlement Documents, provided that: (i) the material breach and corresponding effect on the Security Interest or Secured Accounts Receivable or payment obligations are not capable of remedy; or (ii) Novavax or Novavax AB (as applicable) fails to remedy the material breach and corresponding effect on the Security Interest or Secured Accounts Receivable or payment obligations within [thirty (30) days] of Gavi giving notice to Novavax of the breach;
(e)Novavax: (i) rescinds, or purports to rescind, or repudiates, or purports to repudiate, any of the Settlement Documents, or the Security Interest created or expressed to be created thereunder, or directly or indirectly itself or through any Affiliate (including Novavax AB); (ii) contests the validity or enforceability of any of the Settlement Documents, or the Security Interest created or expressed to be created thereunder; (iii) a proceeding is commenced by Novavax or any of its Affiliates (including Novavax AB) seeking to establish the invalidity or unenforceability of any of the Settlement Documents, or the Security Interest created or expressed to be created thereunder; or (iv) Novavax or one of its Affiliates (including Novavax AB) denies in writing that it has any liability or obligation purported to be created under any of the Settlement Documents;
(f)any of the Settlement Documents, the Security Interest or any of Novavax’s obligations created or expressed to be created thereunder, ceases to be legal, valid, binding, effective, or enforceable;
(g)one or more of the following occurs:
(i)[***]
(ii)[***]
provided that, in the case of (i) only:
(A) [***];
(B) [***]; and
(C) [***.]
(h)[***]
(i)a representation made by Novavax pursuant to Section 13(c)(ii), 13(c)(viii), 13(c)(ix), or 13(c)(xiv) of this Agreement is or proves to have been incorrect in any material respect when made or deemed to be made;
(j)[***]; or
(k)a Solvency-Related Event occurs in respect of Novavax during the Deferred Payment Term or at any time prior to [***] after receipt of the final Deferred Payment constituting the Settlement Amount or, if such final Deferred Payment is subject to an Alleged

Discrepancy that becomes an Agreed Discrepancy, receipt of any Restored Amount in respect of such Agreed Discrepancy.
7.Acceleration.
(a)Upon the occurrence of an Event of Default resulting from a Solvency-Related Event, the Remaining Payments, together with accrued interest pursuant to Section 5 (Interest), and all other amounts accrued or outstanding under this Agreement will be immediately due and payable.
(b)On and at any time after the occurrence of an Event of Default other than with respect to a Solvency-Related Event, Gavi may, by notice in writing to Novavax, declare that the Remaining Payments, together with accrued interest pursuant to Section 5 (Interest), and all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.
(c)If any amounts become immediately due and payable pursuant this Section 7 (Acceleration), Gavi may exercise any or all of its right, remedies, powers or discretions under this Agreement or the Security Agreement.
8.Security Interest. Concurrently with the execution of this Agreement, Gavi and Novavax will enter into a Security Agreement in the form set forth in Exhibit C (Form of Security Agreement) (the “Security Agreement”) pursuant to which Novavax will grant Gavi a security interest in all its receivables from Serum (or its Affiliates) pursuant to the Serum License and Supply Agreement (which accounts receivable have been assigned by Novavax AB to Novavax) for the duration of the term of the Serum License and Supply Agreement in and to all accounts receivable due to Novavax, including the purchase price of Matrix-M adjuvant (or its bulk components) supplied thereunder and royalties paid with respect to the sale of Serum’s R21 malaria vaccine (the “Secured Accounts Receivable”) to secure Novavax’s obligations under this Agreement. The form of agreement between Novavax and Novavax AB providing for a confirmatory assignment of the Secured Accounts Receivable from Novavax AB to Novavax is set forth in Exhibit D (Form of Confirmatory Assignment of Accounts Receivable) (the “Confirmatory Assignment”), which Confirmatory Assignment has been executed by Novavax AB and Novavax prior to the Effective Date. For the avoidance of doubt, Gavi’s rights, powers, and remedies provided in this Agreement are in addition to, and not exclusive of, any rights, powers, or remedies set forth in the other Settlement Documents, and no exercise of any right, power, or remedy by Gavi hereunder shall be deemed a waiver of any right, power, or remedy under the other Settlement Documents.
9.Transfer of Serum License and Supply Agreement. A form of agreement between Novavax and Novavax AB providing for the present assignment and transfer to Novavax of Novavax AB’s obligations and rights (save for its rights in the Secured Accounts Receivable, which have been assigned by Novavax AB to Novavax as described in Section 8 (Security Interest)), and Novavax’s assumption of Novavax AB’s obligations under the Serum License and Supply Agreement, is set forth in Exhibit E (Form of Transfer Agreement) (the “Transfer Agreement”), which agreement has been executed by Novavax AB and Novavax, Inc. prior to the Effective Date.
10.Mutual Release of Claims.
(a)Release by Novavax. Subject to Section 10(c) (Actions or Liabilities under the Settlement Agreement), but notwithstanding any provision to the contrary set forth in the APA, from and after the First Payment Date: Novavax, on behalf of itself and each of its Affiliates and each of their respective successors and assigns (collectively, the “Novavax Releasors”), do hereby now and forever release, remise, hold harmless and forever discharge Gavi, its Affiliates, its sublicensees and each of its, its Affiliates’, and its sublicensees’ respective sublicensees, officers, directors, employees, consultants, contractors and agents, and its and any and all of the foregoing Persons’ respective successors and assigns (collectively, the “Gavi Releasees”) of and from any and all claims, potential claims, counterclaims, actions, causes of action, choses in action, or suits (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversies, assessments, arbitration, examinations, audits, investigations, hearings, charges, complaints, demands, or proceedings to, from, by or before any governmental authority, in each case in any jurisdiction (collectively, “Actions”), losses, liabilities, damages, judgments, rights, debts, dues, set-offs, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, of every kind and nature whatsoever, whether secured, proprietary, by way of tracing, priority or otherwise, whether by way of indemnity, contribution subrogation or otherwise, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Liabilities”), whether known or unknown, suspected or unsuspected and that arose at any time on or prior to the First Payment Date, or that thereafter could arise based on any act, fact, transaction, matter, or cause that occurred on or prior to the First Payment Date arising from, under or otherwise in connection with the APA, in each case, other than for a violation of applicable law by Gavi unless such violation is caused by the action or omission of a Novavax Releasor. The Novavax Releasors agree that they will: (i) forbear from exercising any rights or remedies against any Gavi Releasee in respect of any or all Actions and Liabilities in connection with the APA; and (ii) not commence any lawsuit or bring any legal or equitable action against any Gavi Releasee in respect of any Action or Liability in connection with the APA, in each case, except to the extent relating to a violation of applicable law by Gavi unless such violation is caused by the action or omission of a Novavax Releasor.
(b)Release by Gavi. Subject to Section 10(c) (Actions or Liabilities under the Settlement Agreement), but notwithstanding any provision to the contrary set forth in the APA, from and after the First Payment Date: Gavi, on behalf of itself and each of its Affiliates and each of their respective successors and assigns (collectively, the “Gavi Releasors”), do hereby now and forever release, remise, hold harmless and forever discharge Novavax, its Affiliates, its sublicensees and each of its, its Affiliates’, and its sublicensees’ respective sublicensees, officers, directors, employees, consultants, contractors and agents, and its and any and all of the foregoing Persons’ respective successors and assigns (collectively, the “Novavax Releasees”) of and from any and all Actions and Liabilities, whether known or unknown, suspected or unsuspected and that arose at any time on or prior to the First Payment Date, or that thereafter could arise based on any act, fact, transaction, matter, or cause that occurred on or prior to the First Payment Date arising from, under or otherwise in connection with the APA, in each case, other than for obligations arising under this Agreement or a violation of applicable law by Novavax unless such violation is caused by the action or omission of a Gavi Releasor. The Gavi Releasors agree that they will: (i) forbear from exercising any rights or remedies against any Novavax Releasee in respect of any or all Actions and Liabilities in connection with the APA; and (ii) not commence any lawsuit or bring any legal or equitable action against any Novavax Releasee in respect of any Action or Liability in connection with the APA, in each case, except to the extent relating to a violation of applicable law by Novavax unless such violation is caused by the action or omission of a Gavi Releasor.
(c)Actions or Liabilities under the Settlement Documents. Sections 10(a) (Release by Novavax) and 10(b) (Release by Gavi) shall not apply to any Actions or Liabilities arising from, under or otherwise in connection with the terms of any of the Settlement Documents, including any breach thereof by any Party.
(d)Third Party Beneficiaries. Except as expressly provided by this Section 10(d) (Third Party Beneficiaries), no Third Party shall have any rights under the Contracts (Rights of

Third Parties) Act of 1999 to enforce the terms of this Agreement. Notwithstanding the foregoing, each Gavi Releasee and each Novavax Releasee will be an express beneficiary of the rights and releases granted under this Section 10 (Mutual Release of Claims) subject to, and in accordance with, the Contracts (Rights of Third Parties) Act of 1999, and will be entitled to rely on the same as a defense to any Actions or Liabilities asserted against such Gavi Releasee or Novavax Releasee, as applicable, in contravention of the provisions of this Section 10 (Mutual Release of Claims), without regard to the fact that such Gavi Releasee or Novavax Releasee, as applicable, may not be a Party to this Agreement.
11.Dismissal of Arbitration. Within [***] after the First Payment Date, the Parties will instruct their respective counsel to prepare, execute, and submit a joint motion to dismiss with prejudice all claims and counterclaims and terminate the Arbitration, with each Party bearing its own fees and costs, including any cost the ICC already invoiced. The Parties will promptly proceed with any additional procedures needed to dismiss the Arbitration with prejudice, or any procedural equivalent available under the ICC Rules. The Parties will jointly request that the ICC allocate any additional arbitration costs equally between the Parties and reimburse all unused portions of the advances paid by each Party with respect to the Arbitration, in accordance with the ICC Rules. If the ICC declines to dismiss the Arbitration (or any claim therein) based on the joint motions to dismiss, the Parties and their counsel will cooperate to prepare, execute, and submit revised submissions, mutually acceptable to the Parties and the ICC, that most closely approximate a joint motion to dismiss with prejudice. For clarity, the Parties shall not be required to take any action under this Section 11 (Dismissal of Arbitration) if Novavax fails to pay Gavi the Initial Settlement Payment.
12.Termination. Notwithstanding any provision of this Agreement to the contrary, if the First Payment Date has not occurred within [***] of the Effective Date, Gavi shall be entitled to terminate this Agreement with immediate effect by giving notice in writing to Novavax. For the avoidance of doubt, and without prejudice to any accrued rights and remedies under this Agreement, in the event of termination in accordance with this Section 12, the First Payment Date will have not occurred and accordingly (but without limitation), the Parties shall remain entitled to pursue all Actions arising under or in connection with the APA in the Arbitration or otherwise.
13.Representations, Warranties, and Covenants.
(a)Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date that:
(i)it is an entity duly organized, validly existing and in good standing under applicable law of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform the Settlement Documents;
(ii)the obligations expressed to be incurred or assumed in the Settlement Documents are legal, valid, binding and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other applicable law of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity);
(iii)the execution, delivery and performance of the Settlement Documents by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any applicable law or any order, writ, judgment, injunction, decree, determination or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party;
(iv)it is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable law, currently in effect, necessary for, or in connection with, the transactions contemplated by the Settlement Documents or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under the Settlement Documents and such other agreements; and
(v)neither Party is under any obligation, contractual or otherwise, to any Person, that conflicts with or is inconsistent in any material respect with the terms of the Settlement Documents, or that would impede the diligent and complete fulfillment of its obligations thereunder.
(b)Additional Representations. Each Party represents and warrants to the other Party and the Gavi Releasees or Novavax Releasees, as applicable, as of the Effective Date and the First Payment Date that: (i) it has all requisite legal capacity to grant the rights and releases set forth in Section 10 (Mutual Release of Claims) of this Agreement on behalf of itself and its respective Gavi Releasors or Novavax Releasors, as applicable; and (ii) neither it nor any of the other Gavi Releasors or Novavax Releasors, as applicable, have assigned, transferred or granted to any Person that is not a Gavi Releasor or Novavax Releasor, as applicable, any Action or Liability intended to be covered or released pursuant to Section 10 (Mutual Release of Claims) of this Agreement.
(c)Novavax Representations. Novavax hereby represents and warrants that:
(i)[***];
(ii)[***];
(iii)[***];
(iv)the Confirmatory Assignment is in full force and effect and Novavax has not received from Novavax AB or delivered to Novavax AB any written notice of any breach of the Confirmatory Assignment (nor has Novavax been notified in writing or notified Novavax AB in writing that such a breach is alleged);
(v)[***];
(vi)the Confirmatory Assignment constitutes the legal and valid obligation of Novavax, and to the knowledge of Novavax, Novavax AB, enforceable in accordance with its terms, subject to the effects of insolvency and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or law);
(vii)[***]
(viii)[***];

(ix)Novavax is the legal and beneficial owner of all rights, title, and interests in and to the Secured Accounts Receivable, which is free from any claims, third party rights or competing interests;
(x)to the knowledge of Novavax, there are no restrictions on transfer or any other agreements that would limit or restrict: (i) the grant of the Security Interest in favour of Gavi; (ii) the perfection of the Security Interest; (iii) the exercise of remedies in respect of such perfected Security Interest; or (iv) the sale or transfer of the Collateral, in each case as contemplated by the Security Agreement;
(xi)no Event of Default is continuing or might reasonably be expected to result from the entry into, the performance of, or any transaction contemplated by, any Settlement Document;
(xii)to Novavax’s knowledge, the factual information provided by Novavax in connection with the Serum License and Supply Agreement and each of the Novavax Intercompany Agreements, and the rights enjoyed by Novavax AB and Novavax pursuant to the Serum License and Supply Agreement and Novavax Intercompany Agreements, are true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;
(xiii)to Novavax’s knowledge, nothing has occurred or been omitted from the information provided in respect of the agreements and rights referred to in Section 13(c)(xii), and no information has been given or withheld, that results in such information being untrue or misleading in any material respect;
(xiv)to Novavax’s knowledge, the financial statements, and other financial information included in Novavax’s most recently filed annual and quarterly reports filed on SEC forms 10K and 10Q, respectively, fairly present in all material respects the financial condition and results of operations of Novavax as of, and for, the periods presented in such reports; and
(xv)the Security Interest created or expressed to be created pursuant to the Security Agreement has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.
(d)Repetition. The representations and warranties set out in Section 13(c) (Novavax Representations) are deemed to be made by Novavax by reference to the facts and circumstances then existing on:
(i)the Effective Date; and
(ii)the First Payment Date.
(e)Novavax Covenants.
(i)Novavax will not, itself or through an Affiliate (including Novavax AB):
a.[***]
b.[***]

[***]
(ii)Novavax will [***] obtain, comply with and do all that is necessary, and will ensure that Novavax AB [***] obtains, complies with and does all that is necessary, to maintain in full force and effect and supply certified copies to Gavi of any authorization required under any applicable law or regulation to:
a.enable Novavax or Novavax AB to perform its or their obligations under the Settlement Documents; and
b.ensure the legality, validity, enforceability, or admissibility in evidence of any Settlement Document and the Security Interest.
(iii)Novavax will comply in all respects, and will cause Novavax AB to comply in all respects, with all laws to which it or they may be subject, if failure so to comply would materially impair its or their ability to perform its obligations under the Settlement Documents.
(iv)Novavax will, and will procure that Novavax AB will, [***] perform all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as Gavi may reasonably specify:
a.to execute, document, or perfect, as necessary (and to the extent this has not already occurred), the assignment of the Secured Account Receivable to Novavax;
b.to perfect the Security Interest created or intended to be created under or evidenced by the Security Agreement or for the exercise of any rights, powers and remedies of Gavi provided by or pursuant to the Settlement Documents or by law; or
c.to facilitate the realisation of the assets which are, or are intended to be, the subject of Security Interest created or intended to be created under or evidenced by the Security Agreement.
(v)Novavax will take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on Gavi by or pursuant to the Security Agreement, and Novavax shall not take or permit any action that could prejudice or negatively impact such Security Interest, including creating or permitting to be created or suffer to exist any Security of any kind in the Secured Accounts Receivable or Novavax’s rights, title, and interests under the Confirmatory Assignment unless such Security is junior to Gavi’s Security Interest and Gavi has given its prior written consent to the creation of such Security, such consent not to be unreasonably withheld, conditioned or delayed (it being agreed that it would be unreasonable for Gavi to withhold its consent if a Third Party offers to enter into a reasonable and customary intercreditor agreement or other agreement subordinating its rights to the Security Interest that is in form and substance reasonably satisfactory to Gavi).

(vi)Novavax will ensure that, if and to the extent there is a change of Control with respect to Novavax:
a.[***]
b.[***
(vii)Novavax will ensure that, if and to the extent there is a change of Control with respect to Novavax:
a.[***]
b.[***]
(viii)Neither Novavax nor Novavax AB shall enter, nor purport to enter, into a transaction or transactions for the sale, transfer, set-off, or disposal by any means of any asset or assets that has or would have a material adverse effect on: (a) the validity, effectiveness, ranking or enforceability of the Security Interest; or (b) the Secured Accounts Receivable.
(ix)Novavax shall notify Gavi: (A) of any Event of Default (and, to the extent applicable, steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (and in no event more than [***] after becoming so aware); (B) of any amendment, supplement, renewal, or replacement to the terms of the Serum License and Supply Agreement or Confirmatory Assignment promptly after entering into such amendment, supplement, renewal, or replacement (and in no event more than [***] after so doing); and (C) promptly of the receipt of any written notice of any: (i) actual or threatened breach of the Serum License and Supply Agreement or Confirmatory Assignment (by any party thereto); or (ii) any actual or threatened set-off in writing by Serum of any amounts owed under the Serum License and Supply Agreement (in each case ((i) and (ii)), in no event more than [***] after receipt of such written notice).
(x)Novavax will take any and all actions reasonably necessary to defend the Security Interest and the first priority thereof against any other Security (except any Security more junior than Gavi’s Security Interest that has been granted in compliance with this Agreement), in each case against all claims and demands of all Persons at any time.
(xi)Within [***] after the date thereof, Novavax will provide notice to Gavi of: (A) any change in any of the information described in Section 3.2 of the Security Agreement; or (B) any action taken which would cause any financing statement filed in connection with the Security Agreement to become seriously misleading.
(xii)Novavax will not, itself or through an Affiliate (including Novavax AB) directly or indirectly amend (or cause to be amended) the Confirmatory Assignment in any manner that has, or will have, an adverse effect on the Security Interest or the Secured Accounts Receivable, without Gavi’s prior written consent.
(xiii)Novavax will keep and maintain (and will cause Novavax AB to keep and maintain) satisfactory and complete records of the Secured Accounts Receivable.

Novavax shall notify Gavi of any material claim made or asserted against the Secured Accounts Receivable by any Person and of any change in the composition of the Secured Accounts Receivable [***] which is reasonably likely to adversely affect the value of the Secured Accounts Receivable or Gavi’s Security Interest thereon.
(xiv)At any time following the occurrence of an Event of Default, Novavax will continue to collect all amounts due or to become due under the Secured Accounts Receivable and diligently exercise its material rights under and with respect to the Secured Accounts Receivable, and in connection with such collections and exercise, at Gavi’s request, Novavax will take (and will cause Novavax AB to take) such action as Gavi may deem necessary or advisable.
(xv)At any time following the occurrence of an Event of Default, any payment of the Secured Accounts Receivable received by Novavax will be promptly (and in any event within one Business Day) deposited by Novavax (in the exact form received, duly indorsed by Novavax to Gavi or in blank, if required), in a Cash Collateral Account (as defined in the Security Agreement), and until so deposited, all amounts and Proceeds (as defined in the Security Agreement), including checks and other Instruments (as defined in the Security Agreement) received by Novavax in respect of the Secured Accounts Receivable or any Supporting Obligation (as defined in the Security Agreement) will be held in trust for the benefit of Gavi and will not be commingled with any other property of Novavax.
(xvi)Novavax shall provide (or cause Novavax AB to provide) information related to payments made on the Secured Accounts Receivables under the Serum License and Supply Agreement as may be reasonably requested by Gavi from time to time.
14.Confidentiality.
(a)Confidential Treatment prior to First Payment Date. From the Effective Date until the First Payment Date: (i) the existence or terms of this Agreement; (ii) the content of the Parties’ discussions and negotiations regarding this Agreement; and (iii) any documents or correspondence exchanged between the Parties in connection with their discussions or negotiations regarding this Agreement; in each case ((i) through (iii)), will be considered “Confidential Information” of both Parties, as such term is defined in the APA, and will be subject to the provisions regarding confidentiality and non-disclosure set forth in Clause 16.1 of the APA, with each Party being deemed both the Disclosing Party and Receiving Party with respect thereto.
(b)Confidential Treatment from First Payment Date. From and after the First Payment Date: (i) the existence or terms of this Agreement and the APA; (ii) the content of the Parties’ discussions and negotiations regarding this Agreement; and (iii) any documents or correspondence exchanged between the Parties in connection with their discussions or negotiations regarding this Agreement; in each case ((i) through (iii)), will be considered Confidential Information of both Parties and will be subject to the provisions regarding confidentiality and non-disclosure set forth in Sections 14(b) to (f) (Confidentiality), with each Party being deemed both the Disclosing Party and Receiving Party with respect thereto.
(c)Disclosure; Permitted Use. From and after the First Payment Date, the Receiving Party will treat as strictly confidential and not disclose or use any Confidential Information of the Disclosing Party, unless the Disclosing Party has given prior written approval to the disclosure or use, provided that a Receiving Party may disclose Confidential Information to the extent:
(i)it is already, or becomes, publicly available other than as a result of a breach of an obligation of confidentiality;
(ii)the information is (at the time of its original disclosure to the Receiving Party) already in the lawful possession of the Receiving Party or is independently developed by the Receiving Party, and is not subject to an independent obligation of confidentiality or restriction on use;
(iii)necessary for the performance of either Party’s obligations under this Agreement;
(iv)that Gavi discloses to:
a.[***]
b.[***];
c.[***];
d.[***];
e.[***]; or
f.[***].
[***];
(v)that Novavax discloses to its Affiliates and Serum, provided that in each case such disclosure is: (a) necessary for the performance of Novavax’s obligations or exercise of its rights under this Agreement; and (b) the relevant recipient of such Confidential Information is subject to confidentiality obligations broadly equivalent to those set out in this Section 14 (Confidentiality);
(vi)is required by: (a) applicable law or regulation (including the rules of any stock exchange); (b) a valid order of a court of competent jurisdiction; or (c) for the purpose of any judicial, investigatory or regulatory proceedings; in each case ((a) through (c)), arising out of or in connection with this Agreement or any other agreement entered into under or pursuant to this Agreement;
(vii)the disclosure is required to fulfil reporting obligations to financial institutions providing funding relating to this Agreement;
(viii)the disclosure is made to a tax authority in connection with the tax affairs of a Party;
(ix)that disclosure is made in the financial statements of either Party to the extent required to meet any accounting or disclosure requirements applicable to that Party (including any applicable listing rules); or

(x)the disclosure is to the professional advisers or experts of a Party (including a Party’s insurers, financial advisors or any auditor) and those advisers are subject to confidentiality obligations broadly equivalent to those set out in this Section 14 (Confidentiality).
(d)Press Release. Unless otherwise agreed by the Parties, the Parties will issue the joint press release set forth in Exhibit F (Joint Press Release) [***] after the First Payment Date. Except as set forth in this Section 14(d) (Press Release), neither Party will issue any public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, except for any such disclosure that is, in the opinion of the Disclosing Party’s counsel, required by applicable law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by applicable law or the rules of a securities exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party will submit the proposed disclosure in writing to the other Party with sufficient opportunity (to the extent practicable) for the other Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor. Neither Party will be required to seek the permission of the other Party to repeat any information, nor express an opinion publicly (orally or in writing) in relation to such information, that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 14(d), provided that such information remains accurate as of such time.
(e)News Agencies. Notwithstanding any provision to the contrary set forth in this Agreement, either Party may provide an advance copy of a public disclosure authorized under Section 14(d) (Press Release) or otherwise agreed by the Parties to any news agency no more than [***] prior to the agreed disclosure date, provided that: (i) each such news agency agrees to binding terms to keep such disclosure strictly confidential until a Party issues such disclosure in accordance with this Agreement; and (ii) each Party informs the other Party in writing of the identity of any such news agency to which it intends to provide an advance copy at least [***] prior to any such disclosure taking place.
(f)Regulatory disclosure by Novavax. Notwithstanding any provision to the contrary set forth in this Agreement (including Sections 14(c)(vi) and 14(d) (Press Release)), Novavax shall make the first disclosure in connection with its entry into this Agreement that it is required to make by applicable law or the rules of a securities exchange on which its securities are listed no earlier than the First Payment Date. Novavax shall provide to Gavi a copy of such first disclosure no less than [***] prior to the date on which it makes such disclosure.
15.No termination for breach. No Party shall be entitled to terminate this Agreement on the grounds of a breach by another Party of Section 4(n) (Vaccine Purchases) or Section 14 (Confidentiality).
16.Limitation of liability. With the exception of losses that cannot be excluded or limited at law, neither Party shall be liable to the other or to any Third Party, whether in contract (including under any indemnity), in tort (including negligence), under any statute or otherwise under or in connection with this Agreement for or in respect of any: (i) loss of profit, sales, business, contracts or use of information; or (ii) indirect or consequential loss of whatever nature. However, nothing in this Section 16 (Limitation of liability) shall limit Novavax’s payment obligations under this Agreement.
17.Miscellaneous.

(a)No Admission of Liability. Except for the obligations expressly set forth in this Agreement, nothing in this Agreement will be construed to be an admission of liability by either Party to the other Party or to any Third Party.
(b)Intellectual Property. No rights or obligations in respect of either Party’s Intellectual Property Rights are granted, or are implied to be granted, to the other Party by this Agreement. In particular, as between the Parties, Novavax will be the sole owner of all Intellectual Property Rights generated during the development, manufacture and supply of Vaccine or otherwise related to Vaccine, and nothing in this Agreement will affect Novavax’s ownership of such rights.
(c)Severability. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision declared illegal, invalid or unenforceable by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, however, that if the provision declared illegal, invalid or unenforceable is essential to the Agreement as a whole, then the Parties will negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties, and, failing such amendment, either Party may submit the matter for resolution pursuant to Section 17(f) (Dispute Resolution) of this Agreement.
(d)Further Assurance. The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and will: (i) furnish to each other such further information; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement); in each case ((i) through (iii)), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.
(e)Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, will be construed under and governed by the laws of [***], exclusive of its conflicts of laws principles. This Agreement has been prepared in the English language and the English language will control its interpretation. All consents, notices, reports, and other written documents to be delivered or provided by a Party under this Agreement will be in the English language, and in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation will control.
(f)Dispute Resolution. [***]
(g)No Avoidance of Settlement Amount. If payment of the Settlement Amount or any portion thereof (including the Initial Settlement Payment, a Deferred Payment, or a Restored Amount) should for any reason be declared to be void or voidable under any applicable law relating to creditors’ rights or otherwise, including provisions of the US Bankruptcy Code relating to fraudulent transfers, preferences or other voidable or recoverable payments of money or transfers of property (whether under the US Bankruptcy Code or any equivalent law of any other jurisdiction) (any of the foregoing, a “Voidable Transfer”), and if Gavi is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then the liability of Novavax for the amount thereof that Gavi is required or elects to repay or restore for such Voidable Transfer shall automatically be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made, and Gavi shall have a claim for such reinstated amounts plus the Remaining Payments under this Agreement, together with: (a) interest on any portion of the Remaining Payments that has accrued in accordance with Section 5 (Interest); and (b) interest on such reinstated

amounts, calculated in accordance with Section 5 (Interest) (as though, for the purposes of applying Section 5 (Interest), such reinstated amount were a Deferred Payment that became due and payable by Novavax on the date on which Gavi was required or elected to repay or restore such amount). Nothing herein shall be used as evidence that, or deemed to be an acknowledgement that, all or any portion of the Settlement Amount constitutes or may constitute a Voidable Transfer.
(h)Notices. Any notice required to be given under this Agreement will be in writing and will be mailed by internationally recognized express delivery service, or sent by email and confirmed by mailing, as follows (or to such other address as the Party to whom notice is to be given has provided to the other Party by way of written notice sent in accordance with this Section 17(h) (Notices)):
If to Gavi:
Global Health Campus
Chemin du Pommier 40
1218 Grand-Saconnex
Geneva
Switzerland
Attention: the Chief Executive Officer
Email: [***]
With a copy to (which will not constitute notice for purposes of this Agreement):
Linklaters LLP
One Silk Street
London, EC2Y 8HQ
United Kingdom
Attention: Matthew Weiniger KC
Email: [***]
and
If to Novavax:
Novavax, Inc.
700 Quince Orchard Road
Gaithersburg, MD, USA 20878
Attention: Mark Casey, EVP, Chief Legal Officer
Email: [***]

With a copy to (which will not constitute notice for purposes of this Agreement):
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Attention: Matthew Rizzolo
Email: [***]

(i)Deemed receipt of notices. A notice sent in accordance with Section 17(h) (Notices) shall be effective upon receipt and shall be deemed to have been received: at the time of delivery, if delivered by express delivery service alone; or at the time of sending by e-mail, if sent by e-mail and express delivery service, provided that: (a) receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient; and (b) a notice that is deemed by this Section 17(i) (Deemed receipt of notices) to be received after 5.00 p.m. on any day, or on a Saturday, Sunday or public holiday in the place of receipt, shall be deemed to be received at 9.00 a.m. on the next day that is not a Saturday, Sunday or public holiday in the place of receipt. For the purposes of this Section 17(i) (Deemed receipt of notices), all references to time are to local time in the place of receipt, and for the purposes of notices by e-mail, the place of receipt is the place in which the Party to whom the notice is sent has its postal address for the purpose of this Agreement.
(j)Assignment, transfer and novation.
(i) Subject to sub-paragraph (ii), neither Party may assign and transfer the benefit and burdens of the whole or any part of this Agreement without the other Party’s prior written consent.
(ii) A Party may assign the benefit of this Agreement to: (a) a Third Party successor or purchaser of all or substantially all of the assets or businesses to which this Agreement relates whether pursuant to a sale of assets, merger, or other transaction, in which case the assigning Party will provide prior written notice of such assignment to the other Party and need not obtain the other Party’s consent; or (a) an Affiliate of such Party, in which case the assigning Party will provide prior written notice of such assignment to the other Party and need not obtain the other Party’s consent;
provided that, in each case ((a) and (b)): (x) the assignee executes and delivers to the other Party a deed (in form and substance satisfactory to that other Party, acting reasonably) in which it agrees to assume all of the assigning Party’s obligations under this Agreement; and (y) the assigning Party remains fully liable for the performance of its obligations hereunder.
Any other assignment of this Agreement by a Party, (save as set out in sub-paragraph (ii)), or transfer or novation of this Agreement by a Party, requires the prior written consent of the other Party. Any purported assignment, transfer, or novation in violation of this Section 17(j) (Assignment, transfer and novation) will be null and void.
This Agreement will inure to the benefit of the permitted assigns of the Parties.
(k)Entire Agreement; Amendment. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement. To the maximum extent permitted by law, all terms, conditions and warranties, other than those expressly set out in this Agreement, are excluded. Subject to Section 1(i) (AMC92) and Section 17(h) (Notices), this Agreement will not be modified, or amended, except by an agreement in writing executed by the Parties.
(l)No Strict Construction. This Agreement has been prepared jointly by the Parties and will not be strictly construed against either Party.
(m)Interpretation. Except where the context expressly requires otherwise:
(i)the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa);

(ii)the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates;
(iii)the word “will” will be construed to have the same meaning and effect as the word “shall”;
(iv)any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);
(v)any reference herein to any Person will be construed to include the Person’s successors and assigns;
(vi)the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety, as the context requires, and not to any particular provision hereof;
(vii)all references herein to Sections, Schedules or Exhibits will be construed to refer to sections, schedules or exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto;
(viii)the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement;
(ix)provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging);
(x)references to any specific law, rule, or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof;
(xi)the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” unless preceded by the word “either” or other language indicating the subjects of the conjunction are, or are intended to be, mutually exclusive; and
(xii)unless otherwise specified, “day” means a calendar day.
(n)Remedies and waivers. A waiver of any right or remedy under this Agreement or by law shall only be effective if given in writing. No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and, save as expressly provided in this agreement, are not exclusive of any rights or remedies provided by law.

(o)Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Each Party may execute this Agreement in Adobe™ Portable Document Format (PDF) sent by electronic mail. PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as a deed, which is delivered as of the Effective Date.

Gavi	Novavax
By: [***]	By: /s/ Mark J. Casey
Name: [***]	Name: Mark J. Casey
Title: [***]	Title: EVP, CLO & Corporate Secretary
[Signature Page to Termination and Settlement Agreement]

Schedule 1(yy)
Documentation for Qualifying Sales Notice
[Pursuant to Regulation S-K, Item 601(a)(5), this Schedule setting forth the documentation for qualifying sales notice has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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Schedule 2
Form of Secretary’s Certificate
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Schedule 4(h)
Deferred Payment Schedule
[Pursuant to Regulation S-K, Item 601(a)(5), this Schedule setting forth the deferred payment schedule has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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Schedule 4(l)
Expert Determination Procedure
[Pursuant to Regulation S-K, Item 601(a)(5), this Schedule setting forth the expert determination procedure has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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Exhibit A
AMC92 Countries
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the AMC92 countries has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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Exhibit B
Self-Financing Participants
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the self-financing participants has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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Exhibit C
Form of Security Agreement
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the form of security agreement has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit D
Form of Confirmatory Assignment of Accounts Receivable
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the form of confirmatory assignment of accounts receivable has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit E
Transfer Agreement
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the transfer agreement has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

Exhibit F
Joint Press Release
[Pursuant to Regulation S-K, Item 601(a)(5), this Exhibit setting forth the joint press release has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]